Exhibit 3.4

AMENDED AND RESTATED

BY-LAWS

OF

MASTECH HOLDING CORPORATION

1. Offices

Mastech Holding Corporation (hereinafter the “Corporation”) may have offices and places of business at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

2. Meeting of Stockholders

2.1 Place of Meetings.

All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2.2 Annual Meeting.

Annual meetings of stockholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

2.3 Special Meetings.

Special meetings of the stockholders may be called at any time by (i) the board of directors or (ii) by the Co-Chairman and Chief Executive Officer or Co-Chairman and President. Upon the written request of any person who has duly called a special meeting, the secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

2.4 Notice.

Written notice of each meeting of stockholders shall be given in the manner prescribed in Article IV of these By-Laws which shall state the place, date and hour of the meeting and, in the case of a special meeting, shall state the purpose or purposes for which the meeting is called. In the case of a meeting to vote on a proposed merger or consolidation, such notice shall state the purpose of the meeting and shall contain a copy of the agreement or brief summary thereof and, in the case of a meeting to vote on a proposed sale, lease or exchange of all of the

Corporation’s assets, such notice shall specify that such a resolution shall be considered. Such notice shall be given to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

2.5 Business.

Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

2.6 Quorum and Adjournment.

Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a quorum shall not be present at the time fixed for any meeting, the stockholders present, in person or by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Voting.

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

2.8 Vote Required.

When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.9 Proxy.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

2.10 Consents.

Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an executive officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

Every written consent shall bear the date and signature of each stockholder or the stockholder’s representative, who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by statute to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

3. Directors

3.1 Number; Election and Tenure.

The Board of Directors shall consist of between two (2) and five (5) persons, plus such number of additional directors as the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets, voting separately as a class or series, shall have the right from time to time to elect.

The directors elected by the holders of voting stock shall be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three classes, each of whose members shall serve for staggered three-year terms. At each annual meeting of the shareholders, the shareholders shall elect directors of the class whose term then expires, to serve until the third succeeding annual meeting. Except as otherwise expressly provided in these Articles, each director shall serve for the term for which elected and until his or her successor shall be elected and shall qualify.

3.2 Vacancies.

Vacancies on the Board of Directors shall be filled only by a majority vote of the remaining directors. All such directors elected to fill vacancies shall serve on the Board for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3 Meetings.

The Board of Directors of the Corporation may hold its meetings, and have an office or offices, within or without the State of Delaware.

3.4 Notice.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A special meeting of the Board may be called by the President or any Vice President and a special meeting shall be called by the President on the written request of two directors. Notice of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given in the manner prescribed in Article IV of these By-Laws and in this Section 6, either personally or by mail, by courier, telex or telegram to each director, at the address or the telex number supplied by the director to the Corporation for the purpose of notice, at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of any meeting of the Board, need be specified in the notice of the meeting.

3.5 Quorum and Voting.

Notwithstanding any provision of law or any bylaw to the contrary, 80% of the directors then serving shall constitute a quorum for the transaction of business, and any actions of the Board of Directors shall require the affirmative vote of at least 80% of directors then serving.

3.6 Consents.

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.7 Committees.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws or Certificate of Incorporation provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.8 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.9 Compensation of Directors.

The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10 Removal of Directors.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

4. Notices

4.1 Form of Notice.

Whenever, under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by first class or express mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, except that, in the case of directors, notice sent by first class mail shall be deemed to have been given forty-eight hours after being deposited in the United States mail. Whenever, under these By-Laws, notice may be given by telegraph, courier or telex, notice shall be deemed to have been given when deposited with a telegraph office or courier service for delivery or, in the case of telex, when dispatched.

4.2 Waiver of Notice.

Whenever notice is required to be given under any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws.

5. Officers

5.1 Officers and Qualifications.

The Corporation shall have a Co-Chairman who is also Chief Executive Officer, a Co-Chairman who is also President, a secretary, and a treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect or provide for the appointment of one or more vice presidents, a controller, and such other officers and assistant officers as the board deems necessary or advisable. Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation or as is determined by or pursuant to resolutions or orders of the board of directors.

5.2 Election, Term, and Vacancies.

The officers and assistant officers of the Corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine. Each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until said officer’s earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

5.3 Removal; Resignation; Bond.

Removal. Any officer or agent of the Corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

Bond. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

5.4 Co-Chairman and Chief Executive Officer.

The Co-Chairman and Chief Executive Officer shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such duties as the board of directors may from time to time designate. Subject to the control of the board of directors and, within the scope of their authority, any committees thereof, the Co-Chairman and Chief Executive Officer shall (a) have general and active management authority with respect to of all the business, property and affairs of the Corporation, (b) see that all orders and resolutions of the board of directors and the committees thereof are carried into effect, (c) together with the Co-Chairman and President pursuant to Sections 4.6 and 4.10, appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Corporation may require, (d) have custody of the corporate seal, or entrust the same to the secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, and (f) in general perform all the usual duties incident to the office of chief executive officer, and such other duties as may be assigned to such person by the board of directors.

5.5 Co-Chairman and President.

The Co-Chairman and President shall (a) in the absence of the Co-Chairman and Chief Executive Officer, represent the board, except where the board has formally designated some other person or group to act, (b) execute, on behalf of the Corporation, contracts, leases, deeds, mortgages, notes and other instruments authorized by the board of directors, except in cases where the board of directors, these bylaws or law expressly requires the execution thereof by some other officer, (c) together with the Co-Chairman and Chief Executive Officer, pursuant to Sections 4.6 and 4.10, appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Corporation may require, (d) work with the Co-Chairman and Chief Executive Officer in the management of the business, property and affairs of the Corporation and (e) shall, in the absence of the Co-Chairman and Chief Executive Officer, if any, preside at all meetings of the shareholders and of the board of directors at which he or she is present, and shall have such other authority and perform such other duties as the board of directors may from time to time designate, including, but not limited to, those described in Section 4.4 above.

5.6 Vice Presidents.

Each vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors or by the Co-Chairman and Chief Executive Officer and Co-Chairman and President. In the absence or disability of either Co-Chairman, the most senior in rank of the vice presidents shall perform the duties of the president.

5.7 Secretary.

The secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the articles, and these bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the board of directors or the chief executive officer. The secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed assistant secretary and may delegate custody of the Corporation’s stock books, stock ledgers, shareholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

5.8 Assistant Secretary.

The assistant secretary, if any or assistant secretaries if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the board of directors, the chief executive officer or the secretary may from time to time designate.

5.9 Treasurer.

The treasurer shall have general supervision of the fiscal affairs of the Corporation. The treasurer shall, with the assistance of the chief executive officer and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Corporation in such manner as may be directed by the board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the board; (e) cooperate in the conduct of the annual audit of the Corporation’s financial records by certified public accountants duly appointed by the board; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the president.

5.10 Other Management Officers.

The chief executive officer may, subject to control of ratification by the board of directors, the Co-Chairman and Chief Executive Officer and the Co-Chairman and President, together, may select and appoint such other management officers as they deems advisable, who shall have such authority and perform such duties as may from time to time be prescribed by the Co-Chairman and Chief Executive Officer and the Co-Chairman and President or by the board or assigned by the president.

6. Certificates of Stock and Transfers

6.1 Certificates of Stock; Uncertificated Shares.

The shares of the Corporations shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.2	Lost Stolen or Destroyed Stock Certificates; Issuance of New Certificate or Uncertificated Shares.

The Board of Directors may issue a new certificate of stock or uncertificated shares, in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.3 Record Date.

In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date on which the date fixing the record date for the consent of stockholders without a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4 Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to Section 3 of this Article as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7. General Provisions

7.1 Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.

7.2 Liability of Directors as to Dividends or Stock Redemption.

A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

7.3 Reserve for Dividends.

Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

7.4 Annual Statement.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

7.5 Signing Checks, Notes, etc.

All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the Co-Chairman and Chief Executive Officer or Co-Chairman and President of the Corporation.

7.6 Voting of Securities of Other Corporations.

In the event that the Corporation shall, at any time or from time to time, own and have power to vote any securities (including but not limited to shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Corporation.

8. Indemnification

8.1 Personal Liability of Directors.

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of such director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with Article 8.1 shall be prospective only, and neither the repeal or modification of this provision nor the adoption of any provision inconsistent with this provision shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

8.2 Mandatory Indemnification of Directors and Certain Other Persons.

The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Corporation is permitted to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys1 fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

Notwithstanding the foregoing, except as provided in Article 8.3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article 8.2 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 8.2 or otherwise.

The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

8.3 Payment of Indemnification.

If a claim for indemnification under Article 8.2 hereof is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

8.4 Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Article 8.2 and the right to payment of expenses conferred in Article 8.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

8.5 Funding.

The Corporation may create a fond of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article or otherwise.

8.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

8.7 Modification or Repeal.

Neither the modification, amendment, alteration or repeal of this Article or any of its provisions nor the adoption of any provision inconsistent with this Article or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

9. Amendments

These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Board of Directors.

Dated: _____________